UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): September 10, 2008

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-31573	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite 1001 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 526-8700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into Definitive Material Agreement.

On September 10, 2008, ProElite, Inc. (the “Company”) entered into a Senior Secured Note (“Note”) payable to Showtime Networks, Inc. (“Showtime”) and a first amendment to the security agreement dated June 18, 2008 with Showtime (“Amendment No. 1 to Security Agreement”), copies of which agreements are attached hereto as Exhibits 2.6 to 2.7 and incorporated herein by reference. The Company received the note proceeds of $1,000,000 (one million) on September 11, 2008. The note bears interest at ten percent (10.0%) per annum, payable at maturity, and matures on June 18, 2009. The Note is secured by a first priority interest in the assets of the Company. The Note and accrued interest may be repaid, in whole or in part, without penalty at anytime prior to maturity. Mandatory repayment of the Note will be made from any license fees due to the Company under the Exclusive Distribution Agreement dated November 16, 2006 between the Company and Showtime.

The Company previously reported in its most recent quarterly report on Form 10-Q (and an immediately preceding current report on Form 8-K) that the Company was actively negotiating to consummate a financing of approximately $3.5 million in secured debt (with a funded amount of $3.0 million after an original issue discount of $0.5 million) and believed a successful closing was reasonably likely, but there was no assurance that it would be successful in doing so at all or on a timely basis. Such reports further stated, among other things, that any failure to obtain the needed financing in the immediate future would also have a material adverse effect on the Company’s liquidity and capital resources and ability to continue as a going concern.

The Company no longer believes that a successful closing of the $3.5 million secured debt (with a funded amount of $3.0 million) will occur. Although the Company has received $1 million pursuant to the Note, such funds are less than the $3.0 million needed to avoid the consequences described in the preceding paragraph and in the Company’s prior reports filed with the Securities and Exchange Commission. The $1 million funding defers such consequences only for a brief period of time while the Company continues to evaluate its options on how to respond to its severe liquidity problem.

This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by industry and market conditions, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is included herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: September 11, 2008	By:	/s/ CHARLES CHAMPION
Charles Champion, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.6	Senior Secured Note

2.7	Amendment No. 1 to Security Agreement